UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 8, 2025

THUMZUP MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10557-B Jefferson Blvd., Los Angeles, CA 90232

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	TZUP	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2025, Thumzup Media Corporation (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”) for the purpose of holding a stockholder vote on the proposals set forth below. A total of 6,979,023 shares of the Company’s common stock and 158,428.45 shares of the Company’s Series A Convertible Preferred Stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders:

(i) re-elected each of Robert Steele, Isaac Dietrich, Joanna Massey, Paul Dickman and Christopher Ensey as members of the Company’s board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death;

(ii) ratified the appointment of Haynie & Company (“Haynie”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

(iii) approved a change of control of the Company as a result of the acquisition (the “Acquisition”) by the Company of Dogehash Technologies, Inc. (“Dogehash”) pursuant to that certain Agreement and Plan of Merger dated as of August 18, 2025 by and among the Company, TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company, and Dogehash as required pursuant to Nasdaq Listing Rule 5635(b) and approved the issuance of shares of TZUP common stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding common stock in accordance with Nasdaq Listing Rule 5635(d) (the “Acquisition Proposal”);

(iv) approved the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s common stock for issuance thereunder (the “Equity Incentive Plan Proposal”);

(v) approved, for the purposes of compliance with Nasdaq Listing Rules, the issuance of 750,000 shares of the Company’s common stock pursuant to that certain Financial Advisory Agreement dated August 12, 2025 by and between the Company and American Ventures LLC, Series XVIII DOGE TREAS (the “Advisor”) pursuant to which the Advisor agreed to provide the Company with certain advisory services (the “Advisor Shares Proposal”); and

(vi) approved the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there were not sufficient votes to approve one or more of the foregoing proposals presented to stockholders for vote, or if the Company determined that one or more of the closing conditions under the Acquisition would not be satisfied or waived (the “Adjournment Proposal”).

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on October 30, 2025, as supplemented, are as follows:

Proposal 1:	At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the five nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows:

Nominee	For	Withhold	Broker Non-Votes
Robert Steele	6,545,067	22,483	2,787,900
Isaac Dietrich	6,472,253	95,297	2,787,900
Joanna Massey	6,358,879	208,671	2,787,900
Paul Dickman	6,481,547	86,003	2,787,900
Christopher Ensey	6,544,827	22,723	2,787,900

Proposal 2:	At the Annual Meeting, the stockholders approved the ratification of the appointment of Haynie as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The result of the votes to ratify the appointment of Haynie was as follows:

For	Against	Abstain
9,334,377	15,446	5,627

Proposal 3:	At the Annual Meeting, the stockholders approved the Acquisition Proposal. The result of the votes to approve the Acquisition Proposal was as follows:

For	Against	Abstain
6,457,794	107,259	2,497

Proposal 4:	At the Annual Meeting, the stockholders approved the Equity Incentive Plan Proposal. The result of the votes to approve the Equity Incentive Plan Proposal was as follows:

For	Against	Abstain
6,439,865	121,904	5,781

Proposal 5:	At the Annual Meeting, the stockholders approved the Advisor Shares Proposal. The result of the votes to approve the Advisor Shares Proposal was as follows:

For	Against	Abstain
6,495,178	70,466	1,906

Proposal 5:	At the Annual Meeting, the stockholders approved the Adjournment Proposal. The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain
9,074,015	270,313	11,122

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 8, 2025	THUMZUP MEDIA CORPORATION

	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer